Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned does hereby:

(i)                                                     make, constitute and appoint Manuela Adl, Senior Vice President and Chief Operating Officer, Sean Crellin, Vice President Westpac Institutional Bank New York, Christopher Bannister, Managing Director, Europe and America, Curt Zuber, Group Treasurer and Paddy Rennie, Counsel & Head of Legal Group Treasury, and each of them, with full power to act as his or her true and lawful attorneys-in-fact and agents, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of the Westpac Banking Corporation (the “Company”), one or more Registration Statements of the Company on Form F-3 (the “Registration Statement”), including a prospectus and exhibits to such registration statement, and any and all amendments or supplements to the Registration Statement (including any and all post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any applicable securities exchange or securities self-regulatory body, and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and, if applicable, the securities or Blue Sky laws of any State or other governmental subdivision;

(ii)                                                 give and grant to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as he or she might or could do in person, with full power of substitution and resubstitution; and

(iii)                                             ratify and confirm all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 2nd day of September, 2008.

/s/ Ted Evans	Chairman
Ted Evans

/s/ Elizabeth Bryan	Director
Elizabeth Bryan

/s/ Gordon Cairns	Director
Gordon Cairns

/s/ Carolyn Hewson	Director
Carolyn Hewson

/s/ Lindsay Maxsted	Director
Lindsay Maxsted

/s/ Peter Wilson	Director
Peter Wilson

/s/ Gail Kelly	Managing Director and Chief Executive Officer (Principal Executive Officer)
Gail Kelly

/s/ Philip Coffey	Chief Financial Officer (Principal Financial Officer)
Philip Coffey

/s/ Peter King	General Manager Group Finance (Principal Accounting Officer)
Peter King

/s/ Manuela Adl	Authorized Representative in the United States
Manuela Adl